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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): November 12, 2003


                       APPLIED DIGITAL SOLUTIONS, INC.
           (Exact name of registrant as specified in its charter)

   MISSOURI                     000-26020                     43-1641533
   --------                     ---------                     ----------
(State or other           (Commission File No.)              (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)


                        400 ROYAL PALM WAY, SUITE 410
                          PALM BEACH, FLORIDA 33480
                  (Address of principal executive offices)

                                561-805-8000
            (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

         On November 12, 2003, Applied Digital Solutions, Inc. (Nasdaq:
ADSX) announced that it had entered into a letter agreement with the Purchasers of its $10.5 million aggregate principal amount of 8.5% Convertible Exchangeable Debentures ("the Debentures") that were issued on June 30, 2003. Under the letter agreement, the Purchasers were required to convert a minimum of 50% of the outstanding principal amount of the Debentures plus all accrued and unpaid interest into shares of the Company's common stock on November 12, 2003, the First Conversion Date. The conversion price was $0.35 per share. In addition, per the terms of the letter agreement the Purchasers are required to convert any remaining outstanding principal amount of the Debentures plus accrued interest on or before November 19, 2003, the Second Conversion Date. The conversion price for the Second Conversion Date is 84% of the volume weighted average trading price of the Company's common stock for the five trading days prior to November 17, 2003, (the "Discounted VWAP"). If the Discounted VWAP is less than $0.35 per share, the conversion price shall be $0.35 per share and not the Discounted VWAP and the Purchasers shall not be obligated to purchase any remaining principal amount. As of the First Conversion Date, approximately 93% of the original principal amount of the Debentures has been converted. The Company has issued 23.8 million shares of its common stock in connection with the conversions taking place on the First Conversion Date.

         Any Debenture that is not converted under the terms of the letter agreement will continue in accordance with the terms of the Debentures and related agreements, except that a Purchaser electing not to convert its Debenture under the offer may not deem the participation in the offer by the other Purchasers to change the price or cause other adjustment to the Debentures.

         The Company issued a press release on November 12, 2003, announcing that it had entered into a letter agreement with the Purchasers. That press release incorrectly stated that the Second Conversion Date was November 26, 2003, instead of November 19, 2003.

         A Form of Letter Agreement between the Company and the Purchasers is included herein as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

         (99.1) Form of Letter Agreement between Applied Digital Solutions, Inc. and each of the Purchasers



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          APPLIED DIGITAL SOLUTIONS, INC.

                                          By: /s/ Evan C. McKeown
                                             ------------------------------
                                          Name:   Evan C. McKeown
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer

Dated: November 13, 2003



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                              INDEX TO EXHIBITS

Exhibit Number          Description
--------------          -----------

     99.1 Form of Letter Agreement between Applied Digital Solutions, Inc. and each of the Purchasers